Exhibit 5.1

April 11, 2014

Gastar Exploration Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.), a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the issuance by the Company of up to $325,000,000 aggregate principal amount of the Company’s 8 5⁄8% Senior Secured Notes due 2018 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $325,000,000 aggregate principal amount of the Company’s outstanding 8 5⁄8% Senior Secured Notes due 2018 (the “Outstanding Notes”).

The New Notes will be issued under an Indenture, dated as of May 15, 2013 (the “Indenture”), among the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, documents, instruments and records of the Company, including the Indenture, and we reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized and executed by each of the Subsidiary Guarantors, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

April 11, 2014 Page 2

Based on the foregoing, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (b) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws) and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.